UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 28, 2014

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14222	22-3410353
(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 28, 2014, Daniel S. Bloomstein commenced employment with Suburban Propane Partners, L.P. (the “Partnership”) as its principal accounting officer (with the title of Controller).

Mr. Bloomstein, 41, is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, and for the four years prior to joining the Partnership held several executive financial and accounting positions with The Access Group, a network of professional services companies providing health care strategy, communications and marketing (Chief Financial Officer (January 2011 – April 2014); Controller (March 2010 – January 2011)). Prior to The Access Group, Mr. Bloomstein held several accounting positions during a period of approximately six years with Dow Jones & Company, Inc., a global news and financial information company. Mr. Bloomstein started his career with the international accounting firm PricewaterhouseCoopers LLP, working his way to the level of Manager in the Assurance/Business Advisory Services practice.

There are no transactions, since the beginning of the Partnership’s last fiscal year (September 30, 2012), or any currently proposed transaction, in which the Partnership was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Bloomstein, or any of his immediate family members, had or will have a direct or indirect material interest, other than the compensation and benefits to be paid to Mr. Bloomstein in connection with his employment by the Partnership.

Mr. Bloomstein’s initial base salary with the Partnership is $185,000 per year. He will participate in the Partnership’s Annual Incentive Plan, with an initial bonus target of 45% of his base salary (for its 2014 fiscal year, the Partnership has agreed that Mr. Bloomstein will be paid approximately 42% of the bonus that he would have earned in accordance with the terms and conditions of the Annual Incentive Plan had Mr. Bloomstein commenced his employment with the Partnership on the first day of that fiscal year). Mr. Bloomstein is eligible to participate in the Partnership’s 2014 Long Term Incentive Plan and Severance Protection Plan. He will also be paid a car allowance of $425 per month.

In connection with his commencing employment with the Partnership, the Partnership’s Board of Supervisors has approved the grant to Mr. Bloomstein, effective on April 28, 2014, of an award of restricted units under the Partnership’s 2009 Restricted Unit Plan (the “Plan”), having a market value of $150,000. Under the terms of the Plan, such restricted units will vest over time, with 33.33% of the restricted units vesting at the end of each of the first, second and third anniversaries of the grant date. Upon vesting, restricted units are automatically converted into Common Units of the Partnership.

Reference is hereby made to Item 11 of the Partnership’s Annual Report on Form 10-K for the fiscal year ended September 28, 2013 for additional information about the Partnership’s compensation and benefit plans referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ PAUL ABEL
Name:	Paul Abel
Title:	Senior Vice President, General Counsel & Secretary

Date: April 28, 2014